Exhibit 13.2

Credicorp Ltd.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Financial and Accounting Officer of Credicorp Ltd. (the “Company”).

2.	To my knowledge:

(A)  The Company’s Annual Report on Form 20-F for the year ended December 31, 2006 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B) The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 3, 2008

By:	/s/ ALVARO CORREA
Name:	Alvaro Correa
Title:	Chief Financial and Accounting Officer